SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  use  of the  Commission  Only  (as  permitted by  Rule 14a-6(e)(2))
[X] Definitive  Proxy  Statement
[ ] Definitive  Additional Materials
[ ] Soliciting  Material  Pursuant  to  ss.  240.14a-11(c)  or  ss. 240.14a-12


                             LASERSIGHT INCORPORATED
                             -----------------------

                (Name of Registrant as Specified In Its Charter)
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] $125 per Exchange Act Rule O-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule  14A
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              ---------------------------------------
    2) Form, Schedule or Registration Statement No.:
                                                    ------------------
    3) Filing Party:
                     -------------------------------------------------
    4) Date Filed:
                     -------------------------------------------------

                             LASERSIGHT INCORPORATED
                        3300 University Blvd., Suite 140
                           Winter Park, Florida 32792

Dear Fellow Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of LaserSight Incorporated to be held at the Hyatt Regency Orlando International Airport, Orlando, Florida, telephone (407) 825-1234, on Friday, June 9, 2000 at 10:00 a.m. local time. We are pleased to enclose the notice of our 2000 annual stockholders' meeting, together with the attached Proxy Statement, a proxy card and an envelope for returning the proxy card. Also enclosed is LaserSight's 1999 Annual Report to Stockholders.

         Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

         If you have any questions or need assistance in how to vote your shares, please call William Kern, Vice President, Corporate Development, at
(407) 678-9900, ext. 163. Your time and attention are appreciated.

                                           Sincerely,

                                            /s/Michael R. Farris
                                           -------------------------------------
                                           Michael R. Farris
                                           President and Chief Executive Officer

May 10, 2000

                             LASERSIGHT INCORPORATED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The 2000 Annual Meeting of Stockholders of LaserSight Incorporated, a Delaware corporation, will be held on Friday, June 9, 2000 at 10:00 a.m. local time, at the Hyatt Regency Orlando International Airport, Orlando, Florida, for:

         1. The holders of LaserSight's common stock, Series C Preferred Stock and Series D Preferred Stock, or the Voting Holders, voting together, to elect seven directors, all of such persons to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

         2. The Voting Holders to consider and vote on a proposal to approve an amendment to LaserSight's 1996 Equity Incentive Plan, or Equity Incentive Plan, to increase the aggregate number of shares available for issuance under the Equity Incentive Plan. We refer to this Proposal No. 2 as the Equity Incentive Plan Proposal in this Proxy Statement;

         3. The Voting Holders to consider and vote on a proposal to approve an amendment to LaserSight's Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million. We refer to this Proposal No. 3 as the Charter Amendment Proposal in this Proxy Statement;

         4. The Voting Holders to consider and vote on a proposal to ratify the appointment of KPMG LLP as auditors of LaserSight for the 2000 fiscal year. We refer to this Proposal No. 4 as the Auditor Ratification Proposal in this Proxy Statement; and

         5. The Voting Holders to transact such other business that is properly brought before the Annual Meeting.

These proposals are described in the attached Proxy Statement.

         Only holders of LaserSight's common stock (together with the associated preferred stock purchase rights), LaserSight's Series C Convertible Participating Preferred Stock, or Series C Preferred Stock, and LaserSight's Series D Convertible Participating Preferred Stock, or Series D Preferred Stock, of record on the books of LaserSight at the close of business on April 14, 2000, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of stockholders as of the Record Date will be available at the Annual Meeting.

         Your vote is important. All stockholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a Proxy.

                                             By Order of the Board of Directors,

                                               /s/Gregory L. Wilson
                                             -----------------------------------
                                             Gregory L. Wilson
                                             Secretary


Winter Park, Florida
May 10, 2000

         Please return the enclosed proxy, which is being solicited on behalf of the Board of Directors of LaserSight, in the enclosed envelope, which requires no postage if mailed in the United States.

                             LASERSIGHT INCORPORATED
                        3300 University Blvd., Suite 140
                           Winter Park, Florida 32792

                                 PROXY STATEMENT

         Proxies in the accompanying form are being solicited by the Board of Directors of LaserSight for use at the Annual Meeting of Stockholders on Friday, June 9, 2000, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Hyatt Regency Orlando International Airport, Orlando, Florida, at 10:00 a.m. local time. This Proxy Statement is first being mailed to stockholders on or about May 10, 2000.

         Proxies are being solicited from the holders of LaserSight's common stock, Series C Preferred Stock and Series D Preferred Stock with respect to each of the matters to be presented at the Annual Meeting. Because LaserSight's common stock, Series C Preferred Stock and Series D Preferred Stock provide for different voting rights, separate forms of proxy are being distributed to the holders of common stock, Series C Preferred Stock and Series D Preferred Stock. To the extent that any Voting Holder owns common stock and preferred stock, such stockholder will receive separate proxy cards, and must complete and return each such proxy in order to ensure that the voting power represented by the common stock and preferred stock held by such person are voted by proxies.

            INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

         Record Date. The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, LaserSight had outstanding 19,803,663 shares of common stock, 2,000,000 shares of Series
C Preferred Stock and 2,000,000 shares of Series D Preferred Stock. The common stock, the Series C Preferred Stock and the Series D Preferred Stock are sometimes referred to, collectively, in this Proxy Statement as the "Voting Shares." A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting at the office of LaserSight located at 3300 University Blvd., Suite 140, Winter Park, Florida 32792. Such list will also be available at the Annual Meeting.

         Voting Rights. Each share of common stock outstanding as of the Record Date is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Each share of Series C Preferred Stock and Series D Preferred Stock outstanding as of the Record Date is entitled to one vote for each share of common stock into which such Preferred Stock is then convertible upon each of the matters to be presented at the Annual Meeting. The Series C Preferred Stock and Series D Preferred Stock are convertible into common stock on a share-for-share basis.

         Although the holders of the Series D Preferred Stock, voting separately as a single class, have the right to elect one director in addition to the other seven nominees standing for election, the holders of the Series D Preferred Stock have advised LaserSight that they do not currently intend to exercise such right in connection with the Annual Meeting. See "Proposal No. 1: Election of Directors--Nominee for Election by the Holders of Series D Preferred Stock at the Annual Meeting."

         Voting at the Annual Meeting. The presence of holders of a majority of the outstanding Voting Shares, whether in person or by proxy, will constitute a quorum at the Annual Meeting. LaserSight's Certificate of Incorporation does not provide for cumulative voting. A plurality of the votes of the Voting Shares present, either in person or by proxy, and entitled to vote on the election of directors at the Annual Meeting is required to elect the seven directors to be elected by the Voting Holders. The affirmative vote of the holders of a majority of the Voting Shares present, either in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Equity Incentive Plan Proposal, the Charter Amendment Proposal, and the Auditor Ratification Proposal.

         Abstentions will be considered present for purposes of determining whether a quorum exists. Shares represented at the Annual Meeting which are held by a broker or nominee and as to which (1) instructions have not been received from the beneficial owner or the person entitled to vote and (2) the broker or nominee does not have discretionary voting power with respect to one or more matters are considered not entitled to vote on such matters. We use the term "broker non-votes" to refer collectively to these shares in this Proxy. Shares that are broker non-votes with respect to all matters voted upon do not count towards a quorum. However, if such shares are voted with respect to any item, they will count towards a quorum. In accordance with Delaware law and LaserSight's Certificate of Incorporation and Bylaws (1) for the election of directors, which requires a plurality of the votes present, votes withheld and broker non-votes will not be counted, and (2) for the adoption of all other proposals, which require a majority of the Voting Shares present in person or by proxy and entitled to vote, broker non-votes will not be considered present, but abstentions will have the effect of a vote against such proposals.

         Proxies; Revocation. Whether or not you plan to attend the Annual Meeting, please sign, date and mail your proxy in the enclosed postage prepaid envelope. The proxies will vote your shares according to your instructions. In the absence of contrary instructions, shares represented by any proxy will be voted for the election of the applicable nominees listed in Proposal No. 1 and for all of the other proposals recommended by the Board of Directors in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter presented at the Annual Meeting.

         Any stockholder who executes and returns a proxy may revoke it at any time before it is exercised by (1) filing with the Secretary of LaserSight written notice of such revocation or a duly executed proxy bearing a later date, or (2) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

         Solicitation.   The  cost  of  soliciting  proxies  will  be  borne  by
LaserSight. In addition, LaserSight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of LaserSight's directors, officers and employees, without additional compensation, personally or by telephone, telegraph or facsimile.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         The nominees for the Board of Directors are set forth below. The terms of all incumbent directors expire at the Annual Meeting or at such later time as their successors have been duly elected and qualified. Nominees elected at the Annual Meeting will serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Six of the nominees are currently directors of LaserSight and are standing for reelection, and one of the nominees, Guy W. Numann, is standing for election for the first time.

         The nominees have agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the applicable proxies will be voted for the election of the person, if any, recommended by the Board of Directors or, in the alternative, for holding a vacancy to be filled by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

         Listed below are the names and ages of the nominees, the year each individual began continuous service as director of LaserSight, and the business experience of each, including principal occupations, at present and for at least the past five years.

NOMINEES FOR ELECTION BY THE VOTING HOLDERS AT THE ANNUAL MEETING:

Michael R. Farris (40).......................................Director since 1995

       Mr. Farris has served as President and Chief Executive Officer of LaserSight since November 1995. He had previously been President and Chief Executive Officer of TFG (which LaserSight acquired from Mr. Farris in February
1994) and predecessor consulting and search firms for more than 10 years.

Francis E. O'Donnell, Jr., M.D. (50).........................Director since 1992

       Dr. O'Donnell has served as the Chairman of the Board of LaserSight since April 1993. Dr. O'Donnell also was Chief Executive Officer of LaserSight from April 1993 to July 1993. He is the Medical Director of the O'Donnell Eye Institute, St. Louis, Missouri, which has performed PRK procedures since 1989. He is Chairman of PhotoVision, Inc. and BioKeys, Inc., privately-held biopharmaceutical companies. He is Chairman of APP Specialty Pharmaceutical Network, Inc., a privately-held retailer of biotech pharmaceuticals. He is a member of Sublase, L.L.C., a privately-held medical laser company. Dr. O'Donnell also serves as a Clinical Professor of Ophthalmology at the St. Louis University School of Medicine and as the founder and managing partner of the Hopkins Capital Group, L.L.C which specializes in key funding of so-called "disruptive" technologies.

Terry A. Fuller, Ph.D. (51)..................................Director since 1997

       Dr. Fuller has been President and Chief Executive Officer of Fuller Research Corporation, a privately-held producer of high-technology surgical devices and services, since March 1984. Since January 1999, he has also been the President and Chief Executive Officer of PhotoVision Pharmaceuticals, Inc., an ophthalmic drug and medical device development company. From December 1997 through August 1999, he was President and Chief Executive Officer of Laser Skin Toner, Inc. From 1990 to November 1996, he was Chief Operating Officer and Executive Vice-President of Surgical Laser Technologies, Inc., a producer of laser systems for surgical use.

Gary F. Jonas (55)...........................................Director since 1998

       Mr. Jonas has been the Executive Vice President, Strategic Growth for with TLC Laser Eye Centers Inc. since 1997. Prior to joining TLC in 1997, Mr. Jonas was a founder and Chief Executive Officer of 20/20 Laser Centers Inc. from 1993 to February 1997. From 1988 to 1993, Mr. Jonas served as the President and Chief Operating Officer of Earle Palmer Brown, an advertising agency in the U.S. From 1975 to 1988, Mr. Jonas was the Chief Executive Officer of University Research Corporation, a health service consulting company.

David T. Pieroni (54)........................................Director since 1996

       Mr. Pieroni has been President of Pieroni Management Counselors, Inc., a management consulting company, since September 1996 and during a portion of 1995. He was President of LaserSight's TFG subsidiary from November 1995 to September 1996. From 1991 to 1995, he was President of Spencer & Spencer Systems, Inc., an information systems consulting company. From 1977 to 1990, he was a partner in the health care and management consulting practice of a predecessor of Ernst & Young LLP. Mr. Pieroni also serves as a director of Citation Computer Systems Inc., a health care software company.

D. Michael Litscher (53).....................................Director since 2000

       Mr. Litscher has served as LaserSight Technologies' Chief Operating Officer since March 2000. Prior to joining LaserSight Mr. Litscher served as General Manager for Frantz Tool and Design, the injection molding and plastics device division of Frantz Medical Group, since 1995. From 1993 to 1995 Mr. Litscher served as Vice President-Manufacturing Operations for Frantz Medical Group. From 1988 to 1992 Mr. Litscher served as Manager of New Products Manufacturing for Coulter Corporation's Hemotology Division.

Guy W. Numann (68)

       Mr. Numann recently retired from Harris Corporation where he served as president of the company's Communication Sector from 1989 until his retirement. From 1984 to 1989 Mr. Numann served as senior vice president and group executive for the Communications Sector. Mr. Numann currently serves as a member of Rensselaer Polytechnic Institute's School of Engineering Advisory Board.

         The Board of Directors recommends that stockholders vote "FOR"
                              the forgoing nominees

NOMINEE FOR ELECTION BY THE HOLDERS OF SERIES D PREFERRED STOCK AT THE ANNUAL
MEETING:

       The holders of the Series D Preferred Stock have the right to elect one director voting separately as a single class. The holders of the Series D Preferred Stock have not nominated and have advised LaserSight that they do not currently intend to nominate a representative to stand for election at the Annual Meeting. However, the holders of the Series D Preferred Stock may at any time, either at or before the Annual Meeting, or at a special meeting called for that purpose, elect a representative to the Board of Directors or take such action by unanimous written consent.

DIRECTORS NOT STANDING FOR REELECTION

       Information regarding the members of the Board of Directors who are not standing for reelection at the Annual Meeting is set forth below:

Juliet Tammenoms Bakker (37).................................Director since 1998

       Ms. Tammenoms Bakker has been a Vice President of Pequot Capital Management, Inc., and its predecessor, Dawson Samberg Capital Management, Inc., both private investment firms, since March 1997. Pequot is the investment manager of Pequot Equity Fund, L.P. Previously, Ms. Tammenoms Bakker served as Director of Strategic Planning from 1993 to 1994 and Director, Operations from 1994 to 1996 at Waste Management International in London and the U.S.

J. Richard Crowley (44)......................................Director since 1994

       Mr. Crowley has served as Chief Operating Officer of LaserSight since October 1998. Mr. Crowley has also served as President of LaserSight's LaserSight Technologies subsidiary since October 1997, and was its Chief Operating Officer from June 1997 to March 2000. Prior to joining LaserSight, Mr. Crowley had been the Chief Operating Officer and Chief Financial Officer of Clinical Diagnostic Systems, Inc., a medical diagnostic testing company, since 1991. From 1984 to 1991, he was President and Chief Financial Officer of Control Laser Corporation, a manufacturer of industrial lasers.

OTHER EXECUTIVE OFFICERS

       The following executive officers of LaserSight are not directors:

Jack T. Holladay, M.D. (53)

       Dr. Holladay has served as Medical Director of LaserSight since October 1999. Dr. Holladay has been a practicing ophthalmologist since 1978. Since 1978 Dr. Holladay has also served as a professor at the University of Texas Medical School, and has been a visiting professor at several major ophthalmology programs around the world. Dr. Holladay is an active member of the American Academy of Ophthalmology, has served as chairman of its committee on low vision and of its committee on optics, refraction and contact lenses, and is also a member of its committee for ophthalmic technology development. He has also has lectured extensively, authored numerous scientific articles and book chapters, and has invented instruments and methods related to vision testing.

Gregory L. Wilson (42)

       Mr. Wilson has served as Chief Financial Officer of LaserSight since July 1994. Mr. Wilson has also served as Chief Financial Officer of our TFG subsidiary since 1993. From 1986 to 1993, he was a management consultant with Deloitte & Touche LLP, an international accounting and consulting firm.

L. Stephen Dalton (47)

       Mr. Dalton has served as LaserSight's Senior Vice President and Chief Scientific Officer since April 2000. Prior to joining LaserSight, Mr. Dalton served as Vice President of Expertech Associates, Inc., a regulatory and quality systems consulting firm, since 1994. Mr. Dalton's prior experience includes the senior regulatory affairs/quality systems position in the following companies:
Xanar Surgical Lasers (Johnson & Johnson), Sharplan Lasers, Storz Instruments, Inc., and Intermedics Orthopedics.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

       During 1999, the Board of Directors met in person or by telephone conference call 13 times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of the meetings of committees on which such director serves.

       The Board of Directors has an Executive Committee, an Audit and Finance Committee, an Executive Compensation and Stock Option Committee and a Nominating Committee. Each such committee consists of one or more directors appointed by the Board of Directors.

       The  Executive  Committee  is  responsible  for  facilitating   certain
executive actions, thereby eliminating the need for full Board approval for such actions. Specific duties, responsibilities and authority are established by the full Board of Directors from time to time. In 1999, the Executive Committee met one time. The Executive Committee consisted of Messrs. O'Donnell and Farris and Ms. Bakker until March 2000, when Ms. Bakker left the board.

       The Audit and Finance Committee is responsible for recommending the appointment of independent accountants; reviewing the arrangements for and scope of the audit by independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; discussing with management and the independent accountants LaserSight's draft annual financial statements and key accounting and/or reporting matters; and reviewing the terms of potential acquisitions. LaserSight will adopt a formal written audit committee charter by June 14, 2000 and will be in compliance with the new Nasdaq audit committee structure and membership requirements by June 14, 2001. In 1999, the Audit and Finance Committee met nine times. The Audit and Finance Committee consisted of Messrs. Pieroni, Fuller and Ms. Bakker until March 2000, when Ms. Bakker left the board.

       The   Nominating   Committee   is   responsible   for   reviewing   the
qualifications of, and recommending to the Board of Directors, candidates for election to the Board of Directors. The Nominating Committee considers suggestions from many sources regarding possible candidates for director. LaserSight's Bylaws establish an advance notice procedure with respect to stockholder nominations of candidates for election as directors. See "Stockholder Proposals--Stockholder Proposals, In General." In 1999, the Nominating Committee did not meet. The committee's duties were handled by the board as a whole. The Nominating Committee consists of Messrs. Fuller, Jonas and Pieroni.

       The Executive Compensation and Stock Option Committee, or Compensation Committee, is responsible for reviewing LaserSight's general compensation strategy; establishing salaries and reviewing benefit programs for certain executive officers; reviewing, approving, recommending and administering LaserSight's stock option plans and certain other compensation plans; and approving certain employment contracts. In 1999, the Compensation Committee met five times. The Compensation Committee consisted of Mr. Jonas and Ms. Bakker until March 2000, when Ms. Bakker left the board.

                            COMPENSATION OF DIRECTORS

       Each non-employee director receives a fee of $500 for each board or committee meeting attended. In addition, during 1999, each non-employee director was granted an option under LaserSight's Non-Employee Directors Stock Option Plan to purchase 15,000 shares of common stock and each committee chairman and the Chairman of Board was granted an additional option to purchase 5,000 shares. The exercise price of each such option on June 18, 1999, was $13.50 per share



(100% of the market price of common stock on the date of grant). Directors who are also full-time employees of LaserSight received no additional cash compensation for services as directors.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding ownership of LaserSight common stock, as of March 31, 2000, by:

       o each person known to LaserSight to own beneficially more than 5% of LaserSight outstanding common stock;

       o  each of LaserSight's directors;

       o each of LaserSight's executive officers named in the summary compensation table; and

       o  all of LaserSight's directors and executive officers as a group.

       The beneficial ownership of LaserSight's common stock set forth in this table is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned, subject to community property laws where applicable.

                                                              Class of Voting Securities

                                             Common Stock                                                   Voting Authority
Name and Address of Beneficial Owner         Ownership (1)       Series C Preferred   Series D Preferred      Ownership (7)
------------------------------------         -------------       ------------------   ------------------      -------------

Directors, Nominees and Executive Officers:

         Francis E. O'Donnell, Jr., M.D      177,945 (2)(3)                     0                    0              177,945
                                                          *                                                               *
         Michael R. Farris                       667,250(3)                     0                    0              667,250
                                                       3.3%                                                            2.8%
         J. Richard Crowley                      103,836(3)                     0                    0              103,836
                                                          *                                                               *
         Terry A. Fuller, Ph.D.                   17,187(3)                     0                    0               17,187
                                                          *                                                               *
         David T. Pieroni                        132,500(3)                     0                    0              132,500
                                                          *                                                               *
         D. Michael Litscher                           0(3)                     0                    0                    0
                                                          *                                                               *
         Gary F. Jonas                               100(3)                     0                    0                  100
                                                          *                                                               *
         Gregory L. Wilson                        40,000(3)                     0                    0               40,000
                                                          *                                                               *
         Michael P. Dayton                        95,000(3)                     0                    0               95,000
                                                          *                                                               *
         Jack T. Holladay, M.D.                      52,000                     0                    0               52,000
                                                          *                                                               *
         Guy W. Numann                               22,500                     0                    0               22,500
                                                          *                                                               *
All directors, nominees and executive             1,308,318                     0                    0            1,308,318
officers as a group (11 persons)                       6.4%                                                            6.4%

Other 5% Stockholders:

         James W. Vaughan (4)                     1,019,425                     0                    0            1,019,425
         2470 Schuetz Road                             5.1%                                                            4.3%
         Maryland Heights, MO 63043

         TLC Laser Eye Centers Inc.             1,830,673(5)          2,000,000(6)                   0            3,830,673
         5600 Explorer Drive, Suite 101                9.2%                  100%                                     16.1%
         Mississaugua, Ontario
         Canada L4W 4Y2

         Pequot Capital Management, Inc.          550,000(5)                    0          2,000,000(6)           2,550,000
         500 Nyala Farm Road                           2.8%                                       100%                10.7%
         Westport, CT 06880


--------------------------

     * Less than 1%.

(1) Each number of shares of common stock shown as owned in this column assumes the exercise of all currently-exercisable options and warrants held by the applicable person or group. Each percentage shown in this column assumes the exercise of all such options and warrants by the applicable person or group, but assumes that no options, warrants held by any other persons are exercised or converted.

(2) Includes 79,445 shares held by the Irrevocable Trust No. 7 for the benefit of the Francis E. O'Donnell, Jr., M.D. Trust or shares held by the Francis E. O'Donnell, Jr. Descendants Trust. Ms. Kathleen M. O'Donnell, the sister of Dr. O'Donnell, is trustee of both Trusts. Dr. O'Donnell disclaims beneficial ownership of such shares.

(3) Includes options (warrants in the case of Mr. Numann) to acquire shares of common stock which are now exercisable or will first become exercisable on or before May 30, 2000, as follows: Dr. O'Donnell (50,000); Mr. Farris (251,250); Mr. Crowley (90,000); Mr. Pieroni
         (130,000); Mr. Wilson (25,000); Mr. Fuller (17,187); Mr. Dayton
         (75,000); Dr. Holladay (50,000); Mr. Numann (22,500); and all directors and executive officers as a group (710,937).

(4) Information derived from a beneficial owners report as of March 10, 2000.

(5) Represents (a) the number of actual shares of common stock presently owned by such persons (based on written information supplied to LaserSight as of February 29, 2000 and (b) such additional shares of common stock that would have been issuable if the indicated person had exercised all of its warrants at a price of $5.125 (50,000 each by TLC and Pequot).

(6) Each share of Series C Preferred Stock and Series D Preferred Stock is convertible into one share of common stock.

(7) On the basis of voting authority, as of March 31, 2000, a total of 23,803,663 shares of common stock would be outstanding. This amount is composed of (a) 19,803,663 shares of common stock outstanding as of March 31, 2000, (b) 2,000,000 shares of common stock issuable upon the exercise of the Series C Preferred Stock, and (c) 2,000,000 shares of common stock issuable upon the exercise of the Series D Preferred Stock. Added to this total are the exercisable options and warrants held by the applicable person or group.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section  16(a)  of  the  Securities   Exchange  Act  of  1934  requires
LaserSight's officers and directors, and persons who own more than 10% of the outstanding common stock, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and over-10% beneficial owners are required to furnish LaserSight with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to LaserSight, and/or written representations from certain reporting persons that no other reports were required, LaserSight believes that all Section 16(a) filing requirements applicable to its officers, directors and over-10% beneficial owners during or with respect to the year ended December 31, 1999 were met.

                             EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning the compensation paid or earned for services rendered to LaserSight in all capacities during 1997, 1998 and 1999 for LaserSight's Chief Executive Officer and each of LaserSight's other executive officers serving at December 31, 1999 whose total annual salary and bonus for 1999 exceeded $100,000. No restricted stock or stock appreciation rights were granted and no payouts under any long-term incentive plan were made to any of the named executive officers in 1997, 1998 or 1999. We use the term "named executive officers" to refer collectively to these individuals later in this Proxy.

                           SUMMARY COMPENSATION TABLE
                                                                                            Long Term
                                                                                          Compensation
                                                                                             Awards
                                                      Annual Compensation
                                                                             Other
                                                                            Annual         Securities
                                                                            Compen-        Underlying          All Other
Name and Principal Position        Year      Salary ($)      Bonus ($)      Sation      Options/SARs (#)      Compensation
---------------------------        ----      ----------      ---------      ------      ----------------      ------------

Michael R. Farris                  1999       $262,601       $100,406         --             190,000               --
  President and CEO                1998        250,000         50,000         --             250,000               --
                                   1997        250,000             --         --                  --               --

J. Richard Crowley (1)             1999        162,401             --         --              50,000               --
  Chief Operating Officer          1998        154,800             --         --                  --               --
                                   1997         80,221             --         --              80,000               --

Michael P. Dayton (2)              1999        157,901             --         --               5,000               --
  Senior Vice President and        1998         22,358         20,000         --              75,000               --
  Chief Technical Officer

Gregory L. Wilson                  1999        164,808             --         --             100,000               --
  Chief Financial Officer          1998        155,400             --         --              25,000          $13,192 (3)
                                   1997        150,000             --         --                  --               --

(1) Mr. Crowley joined LaserSight in June 1997 and has been President and Chief Operating Officer of LaserSight Technologies since that time and Chief Operating Officer of LaserSight since October 1998.

(2) Mr. Dayton joined LaserSight in November 1998 and was named as an executive officer in October 1999 and he served as LaserSight's Senior Vice President and Chief Technical Officer until April 15, 2000, the date his employment with LaserSight terminated.

(3)      Consists of relocation allowance paid.


         The following table sets forth certain information concerning stock options granted to the named executive officers during 1999. No SARs were granted during 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                -----------------
                           Number of       % of Total
                           Securities       Options/                                             Potential Realizable
                           Underlying         SARs                                                 Value at Assumed
                            Options/       Granted to      Exercise or                          Annual Rates of Stock
                              SARs        Employees in      Base Price      Expiration          Price Appreciation for
Name                      Granted (#)      Fiscal Year        ($/Sh)           Date                  Option Term
----                      -----------      -----------        ------           ----                  -----------
                                                                                               5% ($)           10% ($)
                                                                                               ------           -------
Michael R. Farris           131,250           12.0%          $ 7.69         12/31/2006        $457,639        $1,091,015
                             58,750            5.4%           13.50         12/31/2006         350,782         1,619,706

J. Richard Crowley           50,000            4.6%           13.75          7/23/2004         189,944           419,726

Michael P. Dayton             5,000            0.5%           13.75          7/23/2004          18,994            41,973

Gregory L. Wilson           100,000            9.1%           13.75          7/23/2004         379,887           839,451

                                        9

         The following table sets forth certain information relating to options held by the named executive officers at December 31, 1999:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        Number of Securities
                                                                       Underlying Unexercised       Value of Unexercised
                                                                          Options/SARs at           In-the-Money Options/
                                                                          Year-End (#)(1)        SARs at Year-End ($)(1)(2)
                                    Shares                                ---------------        --------------------------
                                  Acquired on           Value              Exercisable/                 Exercisable/
Name                             Exercise (#)      Realized ($)(1)         Unexercisable                Unexercisable
------------------               ------------      ---------------         -------------                -------------

Michael R. Farris                     --                  --              251,250/188,750           $1,392,888/300,560
J. Richard Crowley                 4,000             $48,270               90,000/70,000               262,500/67,500
Michael P. Dayton                     --                  --               75,000/5,000                447,653/0
Gregory L. Wilson                     --                  --               25,000/100,000              189,850/0


(1)      No SARs have been issued by LaserSight.
(2) Based on the $10.00 closing price of the common stock on The Nasdaq Stock Market on December 31, 1999 when such price exceeds the exercise price for an option.

EMPLOYMENT AGREEMENTS

         In October 1998, LaserSight entered into a revised employment agreement with Mr. Farris, which LaserSight and Mr. Farris further amended in April 1999 (as amended, the "Farris Employment Agreement"). The Farris Employment Agreement provides for a three-year term, an annual base salary of $250,000, a total of 210,000 stock options granted in 1998 and 190,000 stock options granted in 1999. The Farris Employment Agreement also provides an opportunity for an annual cash performance bonus of up to 25% of base salary based upon specific objectives established by the Executive Compensation and Stock Option Committee, and an opportunity for an additional annual cash bonus in an aggregate amount of 20% of base salary if all or a portion of certain events or goals identified from time to time by the Executive Compensation and Stock Option Committee occur or are achieved. If the employment of Mr. Farris is terminated by LaserSight without "cause" or by him with "good reason" (as such terms are defined in the Farris Employment Agreement), Mr. Farris would be entitled to all salary and other benefits under the Farris Employment Agreement through the later of (1) the remaining term of the Agreement or (2) one year after the date of his termination. The Farris Employment Agreement includes non-compete and confidentiality covenants. The Compensation Committee reviews Mr. Farris' employment arrangements from time to time and may grant Mr. Farris additional stock options or otherwise modify his employment arrangements in the future based on those reviews.

         In November 1998, LaserSight entered into an employment agreement with Mr. Dayton (the "Dayton Employment Agreement"). The Dayton Employment Agreement provided for a two-year term with automatic renewals of one-year each unless either party provides the other with at least 60 days notice prior to the end of the then current term that such party intends not to renew the agreement, an annual base salary of $150,000, a signing bonus of $20,000 and a grant of 75,000 stock options. In April 2000, Mr. Dayton and LaserSight agreed to terminate this agreement effective April 15, 2000. Mr. Dayton will continue to provide services to LaserSight under a consulting agreement effective on that date. The Dayton Employment Agreement included non-compete and confidentiality covenants.

         In October 1999, LaserSight entered into an employment agreement with Dr. Holladay (the "Holladay Employment Agreement"). The Holladay Employment Agreement provides for a three-year term with automatic renewals of one-year each unless either party provides the other with at least 60 days notice prior to the end of the then current term that such party intends not to renew the agreement, an annual base salary of $200,000 and a grant of 200,000 stock options. The Holladay Employment Agreement includes non-compete and confidentiality covenants.

RELOCATION AGREEMENT

         In October 1999, LaserSight entered into a relocation agreement with Mr. Wilson (the "Wilson Relocation Agreement"). The Wilson Relocation Agreement provides for a severance payment of one year's compensation if his employment is terminated without cause, as defined in the Wilson Relocation Agreement, subsequent to his relocation to Orlando, Florida.

SEVERANCE ARRANGEMENT

         In connection with the resignation of Mr. Pieroni as President of TFG and Chief Development Officer of LaserSight in September 1996, LaserSight agreed, in lieu of the provisions under his employment agreement, to the following: (1) the payment of six months salary ($75,000) in monthly installments, (2) the amendment of Mr. Pieroni's option to purchase 200,000 shares of common stock at an exercise price of $11.25 per share to provide that as to 100,000 shares, such options become fully exercisable, and as to the remaining 100,000 shares, the options will be canceled, and (3) the continuation of a car allowance, office space and clerical support for six months. These options may be exercised until they expire on March 15, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, the Compensation Committee consisted of Mr. Jonas and Ms. Bakker. None of the members of this committee were employees of LaserSight while serving on this committee; however, Mr. Jonas and Ms. Bakker have certain relationships and related transactions which require disclosure in this Proxy Statement under applicable federal securities laws. See "Certain Relationships and Related Transactions --TLC Laser Sales," "--TLC License Agreement," "--1999 Private Placement.", "--TLC Private Placement."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, composed of independent outside directors, is responsible for setting the policies that govern LaserSight's compensation programs, administering LaserSight's equity compensation plans, and establishing the cash compensation of executive officers. The Compensation Committee's objectives are to establish compensation programs designed to attract, motivate, retain, and reward executives who can lead LaserSight in achieving its long-term business goals in a highly competitive and rapidly changing industry, whose services LaserSight needs to maximize its return to stockholders, and to ensure that management compensation is reasonable in light of LaserSight's objectives, compensation for similar personnel in other companies, and other relevant criteria. The compensation mix for executive officers consists of base salaries, a cash bonus system, and stock option awards. As a result, much of an executive officer's compensation is based upon the financial performance of LaserSight.

         The Compensation Committee periodically establishes each executive officer's base salary based on the committee's evaluation of the officer's performance and contribution in the previous year and on competitive pay practices.

         Mr. Farris' employment agreement was revised in October 1998 after several months of discussion and planning. At that time, the Compensation Committee consisted of Messrs. Quinn, Lutzy and Fuller. See "Employment Agreements" above. The Compensation Committee provides for an annual 5% increase in the base salary of Mr. Farris beginning in 1999 and provided for bonus opportunities to be based on specific goals to be defined, including budgeted operations, starting in 1999. The Compensation Committee recommended and the board concurred that Mr. Farris be awarded a $100,406 cash bonus for 1999 resulting from goals achieved during 1999. The Compensation Committee provided written feedback to Mr. Farris on his performance based on agreed upon goals and a comprehensive rating system for performance. The stock options granted to Mr. Farris during 1998 and 1999 were the first option grants provided to Mr. Farris since 1995, and were part of a comprehensive, multi-year employment agreement intended to provide Mr. Farris with incentives to lead LaserSight to improved performance.

         The Compensation Committee and the Board of Directors believe that management's ownership of a significant equity interest in LaserSight is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. Stock options, therefore, are granted by the Compensation Committee at option prices not less than the fair market value of common stock on the grant date. Thus stock options have no value unless the share price increases over the fair market value on the date of grant. Option awards contribute to the retention of key executives since executives realize the benefits of options only as they vest based on tenure after the grant. The Compensation Committee determines which employees receive stock option grants by evaluating the responsibilities and relative positions of key employees in comparison to like or similar positions at competitor companies.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a corporation's Chief Executive Officer or four other most-highly compensated executive officers named in the proxy statement. The Compensation Committee has reviewed the possible effect on LaserSight of Section 162(m), and it does not believe that such section will be applicable to LaserSight in the foreseeable future, but will review compensation practices as circumstances warrant. In that connection, the Equity Incentive Plan made it possible for LaserSight to satisfy the conditions for an exemption from Section 162(m)'s deduction limit. However, other characteristics of a grant affect whether or not compensation received from a stock option is counted in determining whether an executive officer has received compensation in excess of $1 million.

Compensation Committee

Gary F. Jonas
Juliet Tammenoms Bakker

Performance Information

         The following graph compares the performance of LaserSight's cumulative stockholder return at December 31 of each year between 1994 and 1999 with stockholder returns on (1) the Nasdaq Non-Financial Composite Index, (2) the Nasdaq National Market Composite Index and (3) the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Index. Calculations for the latter index began in December 1998, and we anticipate this index will replace the Nasdaq Non-Financial Index in future proxy statements. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1994 and that all dividends, if any, were reinvested.

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC.

                                    Base Point       Return         Return          Return         Return          Return
Company/Index Name                     1994           1995           1996            1997           1998            1999
------------------                     ----           ----           ----            ----           ----            ----

LaserSight Incorporated                100             106             53             22              39             81

Nasdaq Medical Devices,
Instruments and Supplies,
Manufacturers and Distributors         100             152            142            163             182            222

Nasdaq Non-Financial                   100             139            169            198             290            559

Nasdaq National Market                 100             141            174            213             300            542


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LASERSIGHT CENTERS. In March 1997, pursuant to an amendment to a previously-reported 1993 acquisition agreement (as so amended, the "Amended Centers Agreement"), LaserSight issued 625,000 unregistered shares of common stock to a group of former stockholders and former optionholders (the "Former Centers Holders") of LaserSight Centers Incorporated ("LaserSight Centers"), a developmental stage company that LaserSight acquired in April 1993 and through which LaserSight intends to begin to provide services for ophthalmic laser surgical centers using excimer and other lasers. The Amended Centers Agreement also provides for issuance of up to 600,000 additional shares of common stock (the "Earnout Shares") to the Former Centers Holders to the extent that a revised earnout, as described below, is satisfied through March 31, 2002. Trusts for the benefit of Dr. O'Donnell, the Chairman of the Board of LaserSight, or his descendants (collectively, the "O'Donnell Trusts") received 226,644 (approximately 36%) of the 625,000 shares issued and would be entitled to receive the same percentage of any additional shares issued.

         Under the Amended Centers Agreement, Earnout Shares are issuable at the rate of one share of common stock per $4.00 of PRK Earnings (as defined) received by LaserSight through March 31, 2002. No Earnout Shares have become issuable as of the date of this Proxy Statement. For this purpose, the following items are considered revenue: (1) per procedure revenues received by LaserSight in connection with the utilization of a fixed or mobile excimer laser owned or operated by LaserSight to perform photorefractive keratectomy, or PRK, and treat myopia, astigmatism and hyperopia; (2) certain revenues received by LaserSight from managed care companies or employers for arranging the delivery of PRK, and
(3) any royalties received by LaserSight on account of patents assigned to LaserSight Centers. The Amended Centers Agreement excludes the following from the computation of PRK Earnings: (1) revenues derived from the manufacture and servicing of excimer lasers, (2) fees from patents not assigned to LaserSight Centers, (3) managed care fees for non-PRK services, and (4) revenues from non-excimer procedures. Management of LaserSight believes that these exclusions will benefit LaserSight by eliminating uncertainty as to how the LaserSight Centers earnout is to be computed. In addition, LaserSight is no longer required to use LaserSight Centers as its exclusive representative in the U.S. and Canada for the sale and distribution of ophthalmic refractive lasers or related refractive procedures. However, it may be in the interest of Dr. O'Donnell for LaserSight to pursue business strategies that maximize the issuance of Earnout Shares.

         In March 1997, LaserSight also amended its previously-reported royalty agreement (as so amended, the "Amended Royalty Agreement") with Laser Partners, a Florida general partnership, that it had entered into shortly before the LaserSight Centers acquisition. The Amended Royalty Agreement reduces the maximum per eye royalty to be paid by LaserSight from $86 to $43, and delays the commencement of such royalty payments until after March 2002 or, if sooner, the delivery of all of the 600,000 shares contingently issuable under the earnout provisions of the Amended Centers Agreement. LaserSight's obligations under the Amended Royalty Agreement are perpetual. LaserSight understands that one of the O'Donnell Trusts is a partner of Laser Partners with a 36% partnership interest.

         The Amended Royalty Agreement provides that LaserSight is not required to pay a royalty in connection with any of the following: (1) procedures which do not involve both an excimer laser and PRK, (2) laser procedures performed by a third party in connection with any license granted by LaserSight, and (3) laser procedures performed pursuant to a contract with a managed care company or an employer, pursuant to which LaserSight agrees to arrange for the delivery of eye care services other than PRK or for eye care services which include PRK without any identifiable fee attributable thereto. The management of LaserSight believes that these exclusions reduce the scope of LaserSight's obligation to make royalty payments. It may be in the interest of Dr. O'Donnell for LaserSight to pursue business strategies that maximize such royalty payments.

         The Board of Directors has discretion to discontinue, sell or transfer at any time LaserSight's business related to arranging for the performance of PRK.

         CONSULTING   ARRANGEMENT.   In  May   1997,   LaserSight's   LaserSight
Technologies subsidiary entered into an agreement, effective as of January 1, 1997, with Dr. Byron A. Santos, an ophthalmologist employed by the O'Donnell Eye Institute, a corporation of which Dr. O'Donnell, the Chairman of the Board of LaserSight, is the Medical Director and owner. The amount that became payable to Dr. Santos under this agreement during 1999 was $96,000. Under the agreement, Dr. Santos is required to be available to provide a minimum of 40 hours of services each month. Such services have related to the development of the LaserScan 2000 excimer laser system, the development of clinical protocols, and training and other consulting services. The agreement provides for a term ending December 31, 2002, subject to LaserSight Technologies' right to terminate the agreement in the event that Dr. Santos fails to perform in accordance with the terms of the agreement.

         NUMANN CONSULTING AGREEMENT. In February 1999, in connection with a consulting services agreement that LaserSight entered into with Guy W. Numann, a nominee for election to the Board of Directors, LaserSight issued Mr. Numann warrants to purchase a total of 67,500 shares of common stock at a price of $5.00 per share. One-third of the warrants will vest on each annual anniversary of the grant until all the warrants are vested. To the extent vested, the warrants are exercisable at any time prior to February 22, 2004.

         TLC LICENSE AGREEMENT. In October 1998, LaserSight entered into an agreement with a subsidiary of TLC that grants LaserSight an exclusive license under U.S. Patent No. 5,630,810 relating to a treatment method for preventing formation of central islands during laser surgery. Central islands are a problem generally associated with laser refractive surgery performed with broad beam laser systems used to ablate corneal tissue. LaserSight has agreed during the term of the patent license agreement to pay TLC 20% of the aggregate net royalties it receives in the future from licensing of the TLC patent and certain other patents owned by LaserSight.

         TLC LASER SYSTEM SALES. During 1999 and 1998, LaserSight sold nine and three laser systems, respectively, for $2,700,000 and $900,000, respectively, to TLC. In addition, $306,000 of keratome related products were sold to TLC during 1999. LaserSight has received full payment for the products sold.

         1999 PRIVATE PLACEMENT. In connection with LaserSight's March 1999 private placement transaction, TLC and Pequot Capital Management, Inc. each purchased 500,000 shares of common stock and received warrants to purchase 50,000 shares of common stock with an exercise price of $5.125 per share. Juliet Tammenoms Bakker, Vice President of Pequot Capital Management, Inc. was a member of LaserSight's Board of Directors until March 2000 and Gary F. Jonas, Executive Vice President, Strategic Growth of TLC, is a member of LaserSight's Board of Directors.

         TLC  PRIVATE   PLACEMENT.   In  connection  with  a  private  placement
transaction, which was completed on January 31, 2000, TLC purchased 1,015,873 shares of common stock for an aggregate purchase price of $10,000,000. Gary F. Jonas, Executive Vice President, Strategic Growth of TLC, is a member of LaserSight's Board of Directors.

                                 PROPOSAL NO. 2:
                       AMENDMENT TO EQUITY INCENTIVE PLAN

         The Equity Incentive Plan was approved by LaserSight's stockholders in June 1996, amended in June 1998 and amended in June 1999. The Board of Directors has unanimously approved an amendment and restatement of the Equity Incentive Plan (as so amended and restated, the "Amended and Restated Equity Incentive Plan"), subject to the approval of LaserSight's stockholders. The only change reflected in the Amended and Restated Equity Incentive Plan is an increase in the aggregate number of shares of common stock available for delivery under the Amended and Restated Equity Incentive Plan from 2,250,000 to 3,750,000. As of March 31, 2000, only 4,000 shares remained available for future grants and awards under the Equity Incentive Plan. The number of options granted under the Equity Incentive Plan during 1998 and 1999 was 528,750 and 996,000, respectively, and 286,000 options have been granted under the Equity Incentive Plan this year through March 31, 2000. During 1999 and during 2000 to date, no shares were granted to outside consultants who were eligible to receive shares under the Equity Incentive Plan. As of March 31, 2000, the aggregate number of outstanding options and shares granted under the Equity Incentive Plan was 1,991,778 and the aggregate market value of the underlying shares of common stock was $13,071,043 (based on a closing price of $6.5625 as of such date).

         If the Amended and Restated Equity Incentive Plan is not approved by LaserSight's stockholders, awards will be limited to those available in accordance with the terms of the current Equity Incentive Plan.

         The summary of the Amended and Restated Equity Incentive Plan that appears below is qualified in its entirety by reference to the full text of the plan document, a copy of which is available upon request from LaserSight's secretary.

         Purpose of Plan. The Amended and Restated Equity Incentive Plan is intended to allow employees and consultants to acquire or increase equity ownership in LaserSight, thereby strengthening their commitment to the success of LaserSight and stimulating their efforts on behalf of LaserSight, and to assist LaserSight in attracting new employees and consultants and retaining existing employees and consultants.

         Types of Awards. Under the Amended and Restated Equity Incentive Plan, the Compensation Committee would be authorized to grant nonqualified stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, or LSARs, shares of restricted common stock, or "restricted shares", performance shares, and shares of common stock awarded as a bonus (all of the foregoing collectively, "Awards").

         Eligibility. All employees (including officers) and consultants of LaserSight are eligible to receive Awards. The Amended and Restated Equity Incentive Plan provides that no employee may receive Awards covering an aggregate of more than 750,000 shares of common stock during any year. The Compensation Committee is authorized, subject to certain limits specified in the Amended and Restated Equity Incentive Plan, to determine to whom and on what terms and conditions Awards shall be made.

         Number of Shares Issuable. The Amended and Restated Equity Incentive Plan would provide for the issuance of up to 3,750,000 shares of common stock, as compared to the current limit of 2,250,000 shares, subject to anti-dilution adjustments.

         Stock Options. Options must be granted at an exercise price of no less than 100% of the fair market value of a share of common stock on the date of grant. Unless otherwise specified by the Compensation Committee, options will become exercisable in four annual installments of 25% beginning on the first anniversary of the grant date. The option exercise price may be paid by any one or more of the following methods: (1) cash or, if approved in advance by the Compensation Committee, (2) a "cashless" exercise pursuant to a sale through a broker of a portion of the shares covered by the option. Options may be granted as either (1) nonstatutory options upon exercise of which grantees would recognize ordinary taxable income, and LaserSight would be entitled to a compensation expense deduction or (2) as incentive stock options (ISOs) which, subject to certain conditions, would not result in the recognition of taxable income by the grantee upon exercise, nor a compensation deduction to LaserSight until the shares are disposed of by the grantee.

         SARs. An award of a stock appreciation right entitles the grantee to receive a payment equal to the appreciation in value of the common stock over the strike price. The strike price will equal either (i) at least 100% of the fair market value of the common stock on the grant date of the SAR, or (ii) if the SAR is linked to an option, the exercise price of such option. The amount of appreciation will be payable in cash or common stock.

         Restricted   Shares.   Restricted  shares  will  be  forfeited  if  the
conditions set by the Compensation Committee have not been satisfied or waived. The Compensation Committee will determine whether or not a grantee shall be required to pay for such restricted shares and, if so, what the price shall be.

         Performance Shares. To the extent that the performance goals specified by the Compensation Committee, such as stock price, market share, sales, earnings per share, and return on equity, in a grant of performance shares have been achieved, then a benefit shall be paid after the end of the performance-measuring period specified by the Compensation Committee. The amount of the benefit is based upon the percentage attainment of the performance goals multiplied by the value of a share of common stock at the end of the performance period. No benefit will be payable if the minimum performance goals have not been met.

         LSARs. LSARs may in the discretion of the Compensation Committee be granted with any option or stock appreciation right, either in connection with the original grant or at any later date.

         Termination   of   Employment.   Unless   otherwise   approved  by  the
Compensation Committee, if a grantee's employment is terminated for cause, all unexercised options (and any associated LSARs) and SARs will immediately terminate and unvested restricted shares and performance shares will be forfeited. In the event of death or permanent disability, any restricted shares will be vested, any unexercised options (and any associated LSARs) or SARs, whether or not previously exercisable, may be exercised by a beneficiary for six months after the date of death or disability, and any unexercised performance shares may be exercised for one year thereafter, provided that if a performance-measuring period has not ended, the benefit will be pro-rated. If a grantee terminates for any other reason, restricted shares will be forfeited, any unexercised option (and any associated LSARs) or SARs may be exercised for 30 days following the date of termination, and any unexercised performance shares may be exercised only as determined by the Compensation Committee.

         Other. Options and SARs will have a maximum term of 10 years. In the event of a "Change in Control" of LaserSight, restricted shares will become nonforfeitable, all other Awards will become exercisable. The Amended and Restated Equity Incentive Plan may be amended by the Board without stockholder approval unless stockholder approval is required by federal securities law or the listing requirements of a securities exchange on which any of LaserSight's equity securities are listed. The Amended and Restated Equity Incentive Plan will terminate on January 19, 2006. For purposes of this paragraph "Change of Control" means, generally (1) certain acquisitions of the beneficial ownership of 25% or more of the then-outstanding common stock, (2) certain changes in the composition of the Board, and (3) certain transactions whereby stockholders who immediately before such transaction do not, immediately, thereafter, beneficially own, directly or indirectly, more than 60% of the then-outstanding common stock, and the sale or other disposition of all or substantially all of the assets of LaserSight or the dissolution or liquidation of LaserSight.

         Tax Implications. Under present law, the following are the federal tax consequences generally arising with respect to awards granted under the Amended and Restated Equity Incentive Plan. The grant of an option or an SAR will create no tax consequences for the grantee or LaserSight. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and LaserSight will recognize no deduction when the ISO is exercised.

Upon exercising a non-qualified option or SAR, the grantee must recognize ordinary income equal to the difference between (1) the exercise price of the option or the strike price for an SAR, as applicable, and (2) and the fair market value of the common stock on the date of exercise; LaserSight will be entitled to a deduction for the same amount. With respect to other Awards under the Amended and Restated Equity Incentive Plan that are either transferable or not subject to a substantial risk of forfeiture, the grantee must recognize ordinary income equal to the fair market value of the shares or other property received. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee recognizes ordinary income when the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs first.

PLAN BENEFITS

         Except as described below, LaserSight has not yet determined which persons will receive any of the awards which will be based on the additional 1,500,000 shares proposed to be made available under the Amended and Restated Equity Incentive Plan. As of March 31, 2000, the only awards that have been made under the Equity Incentive Plan are stock options except for stock grants made to outside consultants in the aggregate amount of 40,000 shares. The table below sets forth the number of stock options outstanding as of March 31, 2000, that have been granted under the Equity Incentive Plan to the persons and groups listed in the table. As of March 31, 2000, 257,690 options have been exercised.

Name and Position                                             No. of Options
-----------------                                             --------------

Michael R. Farris (President and CEO)                              440,000
J. Richard Crowley (Chief Operating Officer of
  LaserSight;  President of LaserSight Technologies)               130,000
Gregory L. Wilson  (Chief Financial Officer)                       125,000
D. Michael Litscher (Chief Operating Officer of
  LaserSight Technologies)                                         100,000
Michael Dayton (Chief Technical Officer)                            80,000
Jack T. Holladay, M.D. (Medical Director of
  LaserSight Technologies)                                         235,000
L. Stephen Dalton (Chief Scientific Officer)                       100,000
All current executive officers as a group                        1,210,000
All directors as a group (in consulting capacity)                    8,750
All employees (excluding executive officers) as a group          1,048,250


         No associate (as defined in the SEC's rules) of any of the persons named or described in the table above has received any stock options under the Equity Incentive Plan. The persons who have received 5% or more of the 2,250,000 options currently available for awards under the Equity Incentive Plan and the number of options received by them are as follows: Michael Farris (440,000); Jack T. Holladay (235,000); Charles Stewart (130,000); Richard Crowley (130,000); and Gregory L. Wilson (125,000).

         The Board of Directors recommends that stockholders vote "FOR"
                       the Equity Incentive Plan Proposal.

                                 PROPOSAL NO. 3:
                           CHARTER AMENDMENT PROPOSAL

General

         The Board of Directors has unanimously adopted a resolution to submit to stockholders a proposal to amend the first paragraph of Article IV of LaserSight's Certificate of Incorporation to increase the number of shares of common stock which LaserSight is authorized to issue from 40,000,000 to 100,000,000. The Board determined that such an amendment is necessary.

         The full text of Section 1(a) of Article IV of LaserSight's Certificate of Incorporation, if amended as proposed, would read as follows:

                  (a) Common Stock. The aggregate number of shares of common stock which the corporation shall have authority to issue is 100,000,000, each with a par value of $.001 per share.

         The terms of the additional shares of common stock will be identical to those of the currently outstanding common stock. However, because stockholders have no preemptive rights to purchase any additional shares of common stock which may be issued, the issuance of additional shares would likely reduce the percentage interest of current stockholders in the total outstanding shares. The Charter Amendment Proposal will not increase the number of shares of preferred stock authorized. The relative rights and limitations of the common stock and preferred stock would remain unchanged under the Charter Amendment Proposal.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

         If  approved  by  LaserSight's  stockholders,   the  Charter  Amendment
Proposal would increase the number of shares of common stock which LaserSight is authorized to issue from 40,000,000 to 100,000,000. The additional 60,000,000 shares, if and when issued, would have the same rights and privileges as the outstanding shares of common stock.

         The Board of Directors recommends the proposed increase in the authorized number of shares of common stock to ensure an adequate supply of authorized and unissued shares for (i) additional issuances under LaserSight's employee benefit plans, (ii) the raising of additional capital for the operations of LaserSight, (iii) the financing of the acquisition of other businesses, and (iv) the satisfaction of LaserSight's contingent obligations to issue common stock. Except as described above, there are currently no plans or arrangements relating to the issuance of any of the additional shares of common stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by LaserSight's Certificate of Incorporation, its Bylaws or applicable law.

         The increase in the number of authorized shares of common stock has not been proposed for any anti-takeover purpose and the Board of Directors and members of management of LaserSight have no knowledge of any current effort to obtain control of LaserSight or to accumulate large amounts of its common stock. However, the availability of additional shares of common stock could make any attempt to gain control of LaserSight or of the Board more difficult. Shares of authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of LaserSight, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities that support the Board in opposing a takeover attempt that the Board considers not to be in the best interests of LaserSight and its stockholders.

         In evaluating the Charter Amendment Proposal, stockholders should consider the effect of certain other provisions of LaserSight's Certificate of Incorporation and Bylaws that may have anti-takeover consequences. These provisions include (i) the authorization of 10,000,000 shares of Preferred Stock, the terms of which may be fixed by the Board of Directors without further action by LaserSight's stockholders, (ii) a provision that standing Directors may be removed only by a majority vote of stockholders entitled to vote, (iii) a limitation on the ability of LaserSight's stockholders to call special stockholder meetings, and (iv) a provision that vacancies in, and newly created directorships resulting from an increase in the authorized number of directors on, the Board may be filled by a majority of the remaining Directors.

VOTE REQUIRED; EFFECTIVE DATE OF PROPOSED AMENDMENT; RECOMMENDATION OF THE BOARD OF DIRECTORS

         If the Charter Amendment Proposal is approved by the holders of a majority of the outstanding shares of common stock, it will become effective upon the filing by LaserSight of a Certificate of Amendment to LaserSight's Certificate of Incorporation with the Delaware Secretary of State, which is expected to be done as soon as practicable after stockholder approval is obtained. The Board of Directors has unanimously recommended that stockholders vote FOR the Charter Amendment Proposal. The directors and executive officers of LaserSight intend to vote their shares in favor of this Proposal.

                     The Board of Directors recommends that
             stockholders vote "FOR" the Charter Amendment Proposal.

                                 PROPOSAL NO. 4:
                              INDEPENDENT AUDITORS

         The  Board  of  Directors   recommends  that  stockholders  ratify  the
appointment of KPMG LLP by voting "FOR" ratification of KPMG LLP as LaserSight's auditors for the 2000 fiscal year. In the event such selection is not ratified, the Board of Directors will reconsider its selection.

         KPMG LLP has audited LaserSight's financial statements for fiscal years 1995 through 1999. Representatives of KPMG LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                     The Board of Directors recommends that
           stockholders vote "FOR" the Auditor Ratification Proposal.

                              STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS, IN GENERAL

         LaserSight's bylaws provide that stockholder nominations for persons for election to LaserSight's board of directors and proposals for business to be considered at an annual stockholders meeting must satisfy certain conditions including submitting notice to LaserSight not more than 120 days or less than 90 days prior to the anniversary of the preceding year's annual meeting of stockholders. If a stockholder intends to present such a proposal at the 2001 Annual Meeting of Stockholders but does not seek inclusion of that proposal in LaserSight's proxy statement for that meeting, the proxy holders for that meeting will be entitled to exercise discretionary authority on that proposal if LaserSight has not received notice of the proposal by March 12, 2001; provided, however, that if the date of the 2001 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date of the 2000 Annual Meeting of Stockholders, notice of any such stockholder proposals must be received by LaserSight a reasonable time before LaserSight solicits proxies for the 2001 Annual Meeting of Stockholders. If notice of any such proposal is timely received, the proxy holders may exercise discretionary authority with respect to such proposal only to the extent permitted by the regulations of the Securities and Exchange Commission.

         All stockholder proposals must contain all of the information required under LaserSight's Bylaws, a copy of which is available, at no charge, from the Secretary, and should be sent to LaserSight Incorporated, 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, addressed to the attention of Gregory L. Wilson, Secretary.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2001 ANNUAL MEETING

         In order to be considered for inclusion in LaserSight's proxy materials for the 2001 Annual Meeting of Stockholders, any stockholder proposals must be received by LaserSight no later than January 10, 2001. Proposals should be sent to LaserSight Incorporated 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, addressed to the attention of Gregory L. Wilson, Secretary.

                                  OTHER MATTERS

         The Board of Directors of LaserSight is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the Annual Meeting. If any of the Board's nominees is unavailable for election as a director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

By Order of the Board of Directors,
Gregory L. Wilson
Secretary

Winter Park, Florida

May 10, 2000

                             LASERSIGHT INCORPORATED
                                      PROXY
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 2000

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby (i) appoints Michael R. Farris and Gregory L. Wilson and each of them as Proxy holders and attorneys, with full power of substitution to appear and vote all of the shares of common stock of LaserSight Incorporated which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of LaserSight, to be held on Friday, June 9, 2000 at 10:00 a.m. EDT, and at any adjournments thereof, hereby revoking any and all proxies previously given and (ii) authorizes and directs said Proxy holders to vote all of the shares of common stock of LaserSight represented by this Proxy as follows. If no directions are given below, said shares will be voted "FOR" Items 1, 2, 3 and 4.

(1)      ELECTION OF DIRECTORS. Michael R. Farris; Terry A. Fuller, Ph.D.; Gary
         F. Jonas; D. Michael Litscher; Guy W. Numann; Francis E. O'Donnell, Jr., M.D.; and David T. Pieroni.

         [ ] FOR all nominees listed                  [ ] WITHHOLD AUTHORITY
             (except as marked to the                     to vote for the
             contrary below)                              nominees listed



         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------


(2)  Approve Amendment to Equity
       Incentive Plan              [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
(3)  Approve Amendment to
       Corporate Charter           [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
(4)  Ratify appointment of
       independent auditors        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
(5)  In their discretion to act
       on any other matters
       which may properly come
       before the Annual
       meeting.



                                           Please date, sign and return promptly
                                           in the accompanying envelope.
                                           Dated: ________________________, 2000

                                           -------------------------------------

                                           -------------------------------------
                                                     (If held jointly)

                                           Your signature should be exactly the
                                           same as the name imprinted herein.
                                           Persons signing as executors,
                                           administrators, trustees or in
                                           similar capacities should so
                                           indicate.  For joint accounts, each
                                           joint owner must sign.

       The Board of Directors Recommends You Vote FOR the Above Proposals.